UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2015

ARMSTRONG WORLD INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-2116	23-0366390
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2500 Columbia Avenue P.O. Box 3001 Lancaster, Pennsylvania	17603
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 397-0611

NA

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 10, 2015, Armstrong World Industries, Inc. (“Company”) held its Annual Meeting of Shareholders during which the shareholders elected all twelve (12) nominees to the Company’s Board of Directors and ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2015. The voting results are set forth in the tables below.

Election of Directors

	For	Withheld	Broker Non-Vote
Stan A. Askren	46,595,509	1,864,045	2,119,487
Matthew J. Espe	46,625,629	1,833,925	2,119,487
James J. Gaffney	43,354,843	5,104,711	2,119,487
Tao Huang	46,552,456	1,907,098	2,119,487
Michael F. Johnston	46,603,082	1,856,472	2,119,487
Jeffrey Liaw	46,552,133	1,907,421	2,119,487
Larry S. McWilliams	46,552,237	1,907,317	2,119,487
James C. Melville	45,920,264	2,539,290	2,119,487
James J. O’Connor	45,925,630	2,533,924	2,119,487
John J. Roberts	45,805,740	2,653,814	2,119,487
Gregory P. Spivy	48,351,151	108,403	2,119,487
Richard E. Wenz	46,552,456	1,907,098	2,119,487

Ratification of the appointment of KPMG LLP

For	Against	Abstain	Broker Non-Vote

50,290,101	251,480	37,460	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMSTRONG WORLD INDUSTRIES, INC.

By:	/s/ Mark A. Hershey
Mark A. Hershey
Senior Vice President, General Counsel and Chief Compliance Officer

Date:	July 10, 2015

3